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                                  EXHIBIT 99.1

For Immediate Release

VERITAS Software Acquires ClusterX(R) to Provide High Availability Solutions for
                        Enterprises and Internet Business

       Strategic Acquisition Expands VERITAS Software's High Availability
          Solutions For Enterprises and Internet Businesses Deploying
                  Microsoft Cluster Server (MSCS) Environments

MOUNTAIN VIEW, Calif. - August 17, 1999 - VERITAS(R) Software Corporation (Nasdaq:VRTS), the industry's leading enterprise-class application storage management software provider, today announced that it has acquired the assets of NuView, Inc., including its industry-leading Windows NT cluster management solution, ClusterX. This acquisition furthers VERITAS Software's leading position in high availability storage management and continues its strategic long-term direction toward the delivery of heterogeneous and distributed availability solutions for enterprise environments and Internet businesses.

"NuView's ClusterX technology is a strategic addition to our portfolio of high availability technology," said Mark Leslie, chairman, president and chief executive officer of VERITAS Software. "Increased demand for information availability - specifically in high-volume NT installations like Internet businesses - is driving the need for powerful solutions that can ensure business without interruption. ClusterX, together with VERITAS Cluster Servera , extends our enterprise clustering leadership and gives customers the dynamic, heterogeneous solutions they require to manage system availability in simple or complex environments."

"NuView ClusterX, in combination with VERITAS Software's leading storage management products, provides customers with a total solution for providing non-stop operations," said Rahul Mehta, chief executive officer and president of NuView, Inc. "The combination of products will enable VERITAS Software to provide customers with an integrated and centrally managed high availability solution for business critical applications."


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The ClusterX acquisition positions VERITAS Software as the leading independent software vendor (ISV) of high availability management software for Windows NT and furthers VERITAS Software's leadership in heterogeneous and distributed solutions for the management of enterprise storage. As the first and only solution to integrate the management of both Microsoft Cluster Server (MSCS) and Windows NT Load Balancing Service (WLBS), ClusterX extends VERITAS Software's ability to manage all clustered NT servers, from Web servers to back-end application servers. The product increases the manageability and availability of clustered servers running Microsoft Windows NT Server 4.0 Enterprise Edition, and Windows 2000 Data Center Edition (when available), and has been architected to support other cluster technologies. ClusterX can be deployed with VERITAS Cluster Server to enable enterprises to centrally manage the availability of their critical, heterogeneous Solaris, HP-UX and Windows NT environments.

"ClusterX has helped reduce the management complexity and improve the system availability of our clustered PowerEdge server and PowerVault storage solutions," said Bob Van Steenberg, vice president and general manager of Dell's Enterprise Server Products. "We look forward to extending our strategic relationship with VERITAS Software, which now will include ClusterX, and working with them to deliver the system performance, data availability and ease of management our enterprise customers want."

"ClusterX fills a critical gap in an organization's efforts to deploy clustered solutions for high availability," said Harvey J. Hindin, vice president, High Availability Services, D.H. Brown Associates. "Together, ClusterX and VERITAS Software's high availability products make a powerful solution to manage the explosive need for high availability in the Internet marketplace."

VERITAS Software initially intends to market ClusterX directly via its OEM and end user sales force and through its worldwide network of Team VERITAS value added resellers. VERITAS Software will also continue to leverage the deep strategic partnerships NuView developed for ClusterX with Dell, Data General, Microsoft and Unisys. Integration plans for the ClusterX product and VERITAS Software's VERITAS Cluster Server solutions will be released later this year.

In addition to NuView's ClusterX technology, approximately 22 NuView employees will join VERITAS Software and establish a new Houston-based research & development office for the Company.

The transaction's consideration included both the Company's common stock and cash, and will be accounted for using purchase accounting. The Company expects the acquisition to be non-dilutive to pro forma earnings, excluding one-time charges and purchase accounting amortization. Specific terms of the acquisition were not announced.

About VERITAS Software

For enterprise customers who demand the continuous availability of business critical information, VERITAS Software Corporation (Nasdaq:VRTS), the industry's leading


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enterprise-class application storage management software provider, ensures information availability from business-critical applications by delivering integrated, cross-platform storage management software solutions. The Company's products enable Business Without Interruption(TM) and are designed to protect, access and manage business-critical application information. VERITAS Software products are delivered through a global end user sales force and a worldwide network of enterprise VARs, resellers and OEM partners. The Company's corporate headquarters is located at 1600 Plymouth Street, Mountain View, CA 94043. Telephone: (650) 335-8000. Fax: (650) 335-8050. Email:
vx-sales@veritas.com. WWW site: http://www.veritas.com/.

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For Further Information Contact:

Erin Jones, Public Relations Director, VERITAS Software (805) 783-4528, erin.jones@veritas.com

Dave Galiotto, Vice President Finance/Investor Relations, VERITAS Software,
(650) 318-4047, dave.galiotto@veritas.com

This press release may include estimates and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities and Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including the risks of acquisition integration problems, difficulties with strategic relations, the timely development of products, lack of market acceptance of products and VERITAS' inability to distribute products appropriately, that could cause actual results to differ materially from such forward-looking statements. For more information regarding potential risks see the "Risk Factors" section of our most recent reports on Form 10-K and Form 10-Q on file with the SEC.

VERITAS is a registered trademark of VERITAS Software Corporation in the US and other countries. ClusterX, VERITAS Cluster Server and the VERITAS logo are trademarks of VERITAS Software Corporation in the US and other countries. Other product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.